UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2023

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on January 26, 2023, the Company filed a petition in the Delaware Court of Chancery pursuant to Section 205 of the Delaware General Corporation Law seeking validation of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which included a 200,000,000 share increase in the number of authorized shares of Class A common stock (the “2020 Class A Increase Amendment”), and the shares issued pursuant thereto to resolve any uncertainty with respect to those matters (captioned In re Lordstown Motors Corp., C.A. No. 2023-0083-LWW (Del. Ch.), the “Section 205 Action”).

On February 20, 2023, the Court of Chancery held a hearing in the Section 205 Action and orally granted the Company’s petition and, on February 21, 2023, the Court issued an order in the Section 205 Action granting the Company’s petition validating the 2020 Class A Increase Amendment and the Certificate of Incorporation, all shares of capital stock of the Company issued in reliance on the effectiveness of the 2020 Class A Increase Amendment and the Certificate of Incorporation, and all other corporate actions and transactions taken in reliance on the effectiveness of the 2020 Class A Increase Amendment and the Certificate of Incorporation. A copy of the Court’s order is attached.

Forward-Looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including our ability to continue as a going concern, which requires us to manage costs and obtain significant additional funding to execute our business plan, and our ability to raise such funding on a reasonable timeline and with suitable terms; the cost and other impacts of contingent liabilities, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, market price of our stock, cash projections, business prospects and ability and timeframe to obtain financing; our ability to execute our business plan, expansion plans, strategic alliances and other opportunities, including development and market acceptance of our planned products; and our ability to successfully address known and unknown performance, supply chain and other launch related issues, some of which are or may be material, and continue commercial production and sales of the Endurance in accordance with our projected timeline. In addition, the additional funding transactions under the Investment Agreement, dated November 7, 2022, with Foxconn Ventures Pte. Ltd remain subject to closing conditions including CFIUS clearance, further negotiation of EV program development plans and milestones and the accuracy of the Company’s representations. The EV program will require additional funding and the establishment and implementation of the program requirements, among other matters. If we are unable to close the subsequent tranches of funding, successfully utilize the Foxconn EV ecosystem or develop new vehicles for ourselves and potentially other customers, our business prospects, results of operations and financial condition may be adversely affected. We will need additional funding and will seek strategic partnerships to execute our business plan and to achieve scaled production of the Endurance and development of other vehicles. There can be no assurance that we will successfully implement or that we will realize the anticipated benefits from the funding arrangements, development plans and contract manufacturing agreement with Foxconn or that any other financing or partnerships would be available to us on favorable terms or at all, due to several factors, including market and economic conditions, the significant amount of capital required, the fact that our bill of materials cost is currently, and is expected to continue to be, substantially higher than our anticipated selling price, uncertainty surrounding the performance of the vehicle, meaningful exposure to material losses related to ongoing litigation and the SEC investigation, our performance and investor sentiment with respect to us and our business and industry.

Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Order entered by the Delaware Court of Chancery on February 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

By:	/s/ Melissa Leonard
Name:	Melissa Leonard
Title:	Executive Vice President, General Counsel & Secretary

Date: February 22, 2023